UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52082	41-1698056
(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Bonus Plan for Fiscal 2012

On December 8, 2011, the Board of Directors (the “Board”) of Cardiovascular Systems, Inc. (the “Company”), based upon the recommendation of its Compensation Committee, approved the Fiscal 2012 executive officer bonus plan (the “Bonus Plan”). Pursuant to the Bonus Plan, the Company’s executive officers are eligible to receive cash incentive compensation for fiscal 2012 based on the Company’s achievement of revenue and adjusted EBITDA financial goals. Adjusted EBITDA is defined as EBITDA with stock compensation added back into the calculation, in addition to an add-back of depreciation and amortization. Target bonus amounts are weighted evenly between these two goals. None of the executive officers is subject to individual goals under the Bonus Plan. Target bonus levels as a percentage of base salary are 75% for the President and Chief Executive Officer and 50% for the other executive officers. Depending upon the Company’s performance against the goals, participants are eligible to earn 50% to 175% of their target bonus amount for adjusted EBITDA and 50% to 175% of their target bonus amount for revenue; however, in the event of extraordinary revenue or adjusted EBITDA performance above the goals set by the Board, the participants could receive incentive payments greater than 175% of their targets based on extrapolation of the bonus-to-performance ratio set forth in the Bonus Plan, with no maximum payout set under the Bonus Plan. The Bonus Plan criteria are the same for all of the executive officers.

The Bonus Plan also provides “management by objective” (MBO) targets related to certain predetermined clinical trial and sales (specifically, average devices sold per account) milestones for the first six months and last six months of fiscal 2012. Achievement of the MBO targets could result in additional cash bonuses to executive officers for each target achieved of 3.75% of their annual base salaries for each of the periods. The Board also has authority to grant, with Compensation Committee approval, additional discretionary MBO cash bonuses of up to 20% of annual base salary for any executive officer. Executive officers are also entitled to receive bonuses (payable in either cash or stock, at the discretion of the Compensation Committee) of up to 25% of annual base salary upon the Company’s achievement of certain profitability goals.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2011

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer